Exhibit 5.15

Charleston, SC Charlotte, NC Columbia, SC Myrtle Beach, SC Raleigh, NC Spartanburg, SC

May 23, 2012

CHS/Community Health Systems, Inc.

Re:	Guarantee by QHG of Spartanburg, Inc., a South Carolina corporation, of the obligations of CHS/Community Health Systems, Inc.

Ladies and Gentlemen:

We have acted as special local counsel to QHG of Spartanburg, Inc., a South Carolina corporation, (the “Guarantor”), in connection with the Guarantor’s proposed guarantees (the “Guarantees”), along with the other guarantors under the Indenture (as defined below), of debt securities of CHS/Community Health Systems, Inc., a Delaware corporation (the “Company”), which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Notes”). The Notes are to be issued by the Company, and the Guarantee is to be made by the Guarantor, pursuant to a Registration Statement on Form S-3ASR (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission on or about May 23, 2012. The Notes and the Guarantees will be issued pursuant to an indenture, a form of which is filed with the Registration Statement (the “Indenture”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

For purposes of rendering this opinion, we have examined the following documents:

(1) The Registration Statement

(2) The prospectus contained in the Registration Statement (the “Prospectus”)

(3) The Indenture;

(4) The Articles of Incorporation for the Guarantor;

(5) The Bylaws of Guarantor;

(6) The Resolution of the Board of Directors of Guarantor, adopted on May 16, 2012, approving the Guarantees (the “Resolution”); and

(7) A Certificate of Existence issued by the South Carolina Secretary of State dated May 21, 2012, indicating that the Guarantor is in good standing.

Parker Poe Adams & Bernstein LLP     1201 Main Street     Suite 1450     Columbia, SC 29201

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PARKER POE ADAMS & BERNSTEIN LLP

CHS/Community Health Systems, Inc.
May 23, 2012
Page 2 of 3

The documents referenced in items 1 through 7 above are collectively referred to hereinafter as the “Opinion Documents.” Based upon and subject to the foregoing, and subject to the further qualifications, limitations, assumptions and exceptions set forth below, we are of the following opinion:

(a) The Guarantor is a corporation validly existing in good standing under the laws of the State of South Carolina.

(b) The Guarantor has the requisite corporate power and authority to make, execute, deliver and perform its obligations under the Indenture.

(c) The Guarantor has taken all necessary corporate action to duly authorize the execution, delivery, and performance of the Indenture.

We specifically assume that there has been no change in the information provided to us since the date such information was first provided and that such information was true and correct on the date on which it was provided and that it is true and correct on the date hereof. We also assume the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, other than on behalf of Guarantor, and the conformity to originals of all copies of all documents submitted to us. We also assume that the aforementioned Bylaws of Guarantor are the current and operative Bylaws of the Guarantor and that the Resolution remains in full force and effect. As to questions of fact, we have relied solely upon the representations, warranties, certifications, and statements contained in the Opinion Documents, and we have made no other independent factual investigation with regard to such matters.

We render this opinion with respect to the laws of the State of South Carolina and only with respect to those laws. We express no opinion with respect to the laws of a state other than South Carolina or of the United States.

This opinion is rendered solely to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purposes without our prior written consent. Except as indicated below, this opinion may not be relied upon by any other person, firm, or corporation for any purpose without our prior written consent. In that regard, we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Kirkland & Ellis LLP, legal counsel to the Company and each of the Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by South Carolina law for purposes of its opinion being delivered and filed as an Exhibit to the Registration Statement. We do not undertake to advise you of any matters that might hereinafter arise that would affect the opinions expressed herein. Our opinion is limited to the matters expressly stated herein and no other opinion may be implied or inferred.

Very truly yours,

/s/ Parker Poe Adams & Bernstein LLP

Parker Poe Adams & Bernstein LLP